                                                                     Exhibit 3.3

                             AMENDED AND RESTATED
                                    BYLAWS

                                      OF

                  BOARD OF TRADE OF THE CITY OF CHICAGO, INC.


                       ARTICLE I - RULES AND REGULATIONS
                       ---------   ---------------------

          Section 1.  Incorporation of Rules.
          ---------   ----------------------

          In accordance with the Amended and Restated Certificate of Incorporation (including all exhibits, the "Certificate of Incorporation") of the Board of Trade of the City of Chicago, Inc. (the "Corporation"), the Rules of the Corporation (the "Rules"), as they may be amended from time to time, are hereby incorporated by reference into and made part of these Bylaws. The Bylaws and Rules may be adopted, amended or repealed by the membership in the manner provided in the Certificate of Incorporation and Exhibit A thereto.

          Section 2.  Regulations.
          ---------   -----------

          The Board of Directors may adopt, amend or repeal Regulations of the Corporation (the "Regulations") not in conflict with the Rules, which shall have the binding effect of Rules. By majority vote, the Board of Directors may delegate, to particular committees as designated by the Board, the power to adopt, amend or repeal Regulations. Applicants for membership and any person or entity holding any membership or other interest in the Corporation shall be required to sign a written agreement to observe and be bound by this Certificate of Incorporation and the Bylaws, Rules and Regulations of the Corporation, as each may be amended from time to time. In addition, the Board may adopt interpretations of the Certificate of Incorporation, Bylaws and Regulations ("Interpretations") which shall be incorporated into and deemed to be Regulations. The Regulations and Interpretations of Old CBOT, as in effect at the effective time of the Merger, shall become Regulations and Interpretations, respectively, of the Corporation, subject to the provisions hereof and of the Certificate of Incorporation.

                ARTICLE II - MEMBERS AND OTHER INTEREST HOLDERS
                ----------   ----------------------------------

          Section 1.  Terms and Conditions.
          ---------   --------------------

          The terms and conditions of membership in the Corporation, including, without limitation, the rights and obligations, including trading rights and privileges, of members (full, associate or otherwise), member firms, membership interest holders, delegates and all categories and classes of memberships and other interests in the Corporation, shall be as provided herein, in the Certificate of Incorporation and in the Rules and Regulations. Without limiting the foregoing, requirements with respect to, and restrictions and limitations on, the ownership, use, purchase, sale, transfer or other disposition of any membership or interest therein, or any other interest of or relating to the Corporation or membership therein, including the payment of proceeds from the sale, transfer or other disposition of any membership or interest therein, shall be as provided herein, in the Certificate of Incorporation and in the Rules and Regulations, or as otherwise provided in accordance with applicable law.

          Section 2.  Annual Meeting and Chairman's Report.
          ---------   ------------------------------------

          The annual meeting of members shall be held on the first Thursday after the third Tuesday in February at 2:30 P.M. The annual mid-year Chairman's Report shall be given on the first Thursday after the third Tuesday in June at 2:00 P.M.

          Section 3.  Special Meetings.
          ---------   ----------------

          Except as otherwise provided in the Certificate of Incorporation, special meetings of the members, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chairman of the Board and shall be held at such place, on such date, and at such time as they or he or she shall fix.

          Section 4.  Nominations and Annual Election.
          ---------   -------------------------------

          Each year by no later than the first Wednesday in November, the Nominating Committee shall hold at least three meetings, of which due notice shall be posted on the bulletin board. All members may attend such meetings and suggest nominees for the offices to be filled at the following election. In selecting candidates, the Committee shall give special consideration to the desirability of having all interests of the Corporation represented on the Board. At least one candidate for Director at each applicable Annual Election must be a non-resident Full Member as defined in Article SIXTH of the Certificate of Incorporation. (11/01/00)

          The Committee shall nominate at least one candidate for each of the elective offices. The Committee may, in its sole discretion, nominate two candidates for any of the elective offices, but shall not nominate more than two candidates for any individual elective office.

          By no later than the first Wednesday in November, the Committee shall furnish the Secretary with a list of its nominees. Promptly upon its submission, the list shall be posted by the Secretary upon the bulletin board. In case any nominee named by the Committee withdraws or becomes ineligible, and such withdrawal or ineligibility leaves no such candidate for the office for which the candidate was nominated, or leaves less than five such candidates for the offices of Director required to be filled by Full Members, or leaves no candidates for the office of Director required to be filled by an Associate Member, it shall be the duty of the Committee to nominate another candidate for such office. However, if such withdrawal or ineligibility leaves five or more candidates for the offices of Director required to be filled by Full Members, or in the case of the office of Director required to be filled by an Associate Member, leaves one or more candidates for such office, the Committee may at its discretion, but need not, nominate another candidate to replace the withdrawn or ineligible candidate.

          Other nominations may be made by petition, signed by not less than forty members in good standing and filed with the Secretary by no later than the close of business on the third Wednesday in November. Promptly upon submission of petitions, the names of candidates shall be posted by the Secretary upon the bulletin board.

          On the third Wednesday following the deadline for filing petitions as specified above, the Annual Election shall be held in the Exchange Hall between 8:00 A.M. and 3:00 P.M.

          All candidates for the respective elective offices shall be listed alphabetically on the ballot.

          Section 5.  Notice of Meetings.
          ---------   ------------------

          Written notice of the place, date, and time of all meetings of the members shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each member entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation). The notice of any special meeting of members shall also state the purpose or purposes for which such meeting is called.

          When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting without regard to the presence of a quorum at such adjournment.

          Section 6.  Quorum.
          ---------   ------

          At members' meetings, one hundred members, present in person or by proxy, shall constitute a quorum. If a quorum shall fail to attend, a majority of the members present, in person or by proxy, may adjourn the meeting to a subsequent time.

          Section 7.  Organization.
          ---------   ------------

          Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board or, in his or her absence, such person as may be chosen by the vote of a majority of the members present, in person or by proxy, shall call to order any meeting of the members and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

          Section 8.  Conduct of Business.
          ---------   -------------------

          The chairman of any meeting of members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

          Section 9. Consent of Members in Lieu of Meeting.
          ---------- -------------------------------------

          Any action required to be taken at any annual or special meeting of members of the Corporation, or any action which may be taken at any annual or special meeting of the members, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the number of members that would be necessary to authorize or take such action at a meeting at which all members entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of members are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

          Every written consent shall bear the date of signature of each member who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of members to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.

                       ARTICLE III - BOARD OF DIRECTORS
                       -----------   ------------------

          Section 1. General. The Board of Directors shall be comprised of such persons, who shall be elected or appointed in such manner and shall have and exercise such powers, as provided in the Certificate of Incorporation.

       * Section 2. Quorum. Ten [Twelve] members of the Board shall constitute a quorum, but a lesser number may adjourn to a subsequent time. (11/01/00)

*Addition underlined; deletion bracketed as of January 2, 2001.

          Section 3.  Attendance at Board Meetings.
          ---------   ----------------------------

          In accordance with Section 7 of this Article II, members of the Board or any committee who are physically present at a meeting of the Board or any committee may adopt as the procedure of such meeting that, for quorum purposes or otherwise, any member not physically present but in continuous communication with such meeting shall be deemed to be present. Continuous communication shall exist only when, by conference telephone or similar communications equipment, a member not physically present is able to hear and be heard by each other member deemed present, and to participate in the proceedings of the meeting.

          Section 4.  Regular Meetings.
          ----------  ----------------

          The Board shall hold a regular meeting on the third Tuesday of each calendar month or at such other time as the Board may determine from time to time. If the day of the regular meeting is a holiday, the meeting shall be held the next business day.

          Section 5.  Special Meetings.
          ---------   ----------------

          Special meetings of the Board may be called by the Chairman of the Board, and shall be called by the Secretary upon the written request of five Directors. The Secretary shall give at least one hour's notice of such meetings either by announcement on Change or by written notice. No business may be considered except that embraced in the call.

          Section 6.  Roll Call Votes by Board.
          ---------   ------------------------

          A motion to order a roll call vote by the Board shall be deemed adopted if duly made by any present director.

          Section 7.  Annual Report to Members.
          ---------   ------------------------

          The Board, at each annual meeting of the members, shall make a complete report of all receipts and expenditures for the preceding year and an exhibit of the financial affairs, property, and general condition of the Corporation.

          Section 8.  Emergencies.
          ---------   -----------

          In addition to their general authority under law, the Certificate of Incorporation and these Bylaws, the Board of Directors and certain officers of the Corporation shall have such authority in certain emergencies as provided in the Rules.

          Section 9.  Certain Rights and Restrictions.
          ---------   -------------------------------

          The right of any person to vote, participate or take any action in any capacity as a member of the Board of Directors or any committee, panel or other body shall be subject to such requirements and restrictions as may be provided herein, in the Certificate of Incorporation and in the Rules and Regulations.

                    ARTICLE IV - COMMITTEES AND DEPARTMENTS
                    ----------   --------------------------

          Section 1.  General.
          ---------   -------

          To the fullest extent permitted by law and the Certificate of Incorporation, the Board of Directors shall have the power to appoint, and to delegate authority to, such committees of the Board of Directors as it determines to be appropriate from time to time.

          Section 2.  Additional and Standing Committees.
          ---------   ----------------------------------

          In addition to such committees as may be authorized by the Board of Directors from time to time, the Corporation shall have such additional and standing committees, which shall be comprised of such persons having such powers and duties, as provided in the Rules and Regulations. Any person may be disqualified from serving on or participating in the affairs of any committee to the extent provided in the Rules and Regulations.

          Section 3.  Departments.
          ---------   -----------

          The Corporation shall have such departments as are authorized in or in accordance with the Rules and Regulations.

                             ARTICLE V - OFFICERS
                             ---------   --------

          Section 1.  General.
          ---------   -------

          The Corporation shall have such officers, with such powers and duties, as provided herein and in the Certificate of Incorporation.

          Section 2.  President.
          ---------   ---------

          The Corporation shall have a President with such powers and duties as provided in the Certificate of Incorporation.

          Section 3.  Officers Other Than President.
          ---------   -----------------------------

          Following each Annual Election, the Board shall appoint such Vice Presidents as it may deem necessary or desirable for the efficient management and operation of the Corporation. The Executive Vice President and any other Vice Presidents shall be responsible to the President. The Board shall also appoint such other officers as may be necessary. The Board may prescribe the duties and fix the compensation of all such officers and they shall hold office during the will of the Board.

          Section 4.  Bonding of Employees.
          ---------   --------------------

          The President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer shall be placed under bond of $50,000 each, premium to be paid out of the general funds of the Corporation; and such other employees of the Office of the Secretary, who handle funds of the Corporation, shall be bonded in the sum of $5,000 each, premiums to be paid out of the general funds of the Corporation.

          Section 5.  Secretary.
          ---------   ---------

          The Secretary shall perform such duties as may be delegated to him or her by the Board or the President. In addition he or she shall be charged with the following specific duties:

          (a) To take charge of the books, papers, and corporate seal of the Corporation;

          (b) To attend all meetings of the Corporation and the Board, and to keep official records thereof;

          (c) To give notices when required of all Corporation and Board meetings;

          (d) To conduct the correspondence of the Corporation under the direction of the proper officers;

          (e) To furnish to the Chairman of every Special Committee a copy of the resolution whereby such Committee was created;

          (f) To post all notices which may be required to be posted upon the bulletin board;

          (g)  To keep his or her office open during usual business hours;

          (h) To see that the rooms and property of the Corporation are kept in good order;

          (i) To attest, upon behalf of the Corporation, all contracts and other documents requiring authentication;

          (j) To permit members to examine the records of the Corporation upon reasonable request; and

          (k) To post on the bulletin board from time to time the names of all warehouses, the receipts of which are declared regular for delivery, and also, upon direction of the Board, to post any fact tending to impair the value of receipts issued by such warehouses.

          Section 6.  Assistant Secretaries.
          ---------   ---------------------

          Assistant Secretaries shall perform such duties as the Secretary or the Board may require, and shall act as Secretary in the absence or disability of the Secretary.

          Section 7.  Treasurer.
          ---------   ---------

          The Treasurer shall have general charge of all funds belonging to the Corporation, and shall be charged with the following specific duties:

          (a) The Treasurer shall receive from the Secretary deposit of funds belonging to the Corporation. Checks in amounts over $10,000 shall be signed by either the President, the Chief Financial Officer, the Treasurer, the Secretary or the Assistant Secretary and countersigned by the Chairman of the Board, a Vice Chairman of the Board or one of the three other elected members of the Executive Committee;

          (b) To make an annual report to the Corporation of all receipts and disbursements; and


          (c) To keep all of his or her accounts in permanent books of account belonging to the Corporation, which books shall at all times be open to the examination of the Board or any committee thereof.

          Section 8.  Assistant Treasurer.
          ---------   -------------------

          The Assistant Treasurer shall perform such duties as the Treasurer or the Board may require, and shall act as Treasurer in the absence or disability of the Treasurer.

                             ARTICLE VI - NOTICES
                             ----------   -------

          Section 1.  Notices.
          ---------   -------

          Except as otherwise specifically provided herein or required by law, all notices required to be given to any member, Director, committee member, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such member, Director, committee member, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.

          Section 2.  Waivers.
          ---------   -------

          A written waiver of any notice, signed by a member, Director, committee member, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such member, Director, committee member, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

                          ARTICLE VII - MISCELLANEOUS
                          -----------   -------------

          Section 1.  Facsimile Signatures.
          ---------   --------------------

          Facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

          Section 2.  Corporate Seal.
          ---------   --------------

          Except as may be otherwise determined by the Board of Directors from time to time, the seal of the Corporation shall bear a figure of Justice with a ship in the distance surrounded with the corporate name of the Corporation.

          Section 3.  Reliance upon Books, Reports and Records.
          ---------   ----------------------------------------

          Each Director and each member of any committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          Section 4.  Fiscal Year.
          ---------   -----------

          The fiscal year of the Corporation shall be as fixed by the Board of Directors from time to time.

          Section 5.  Time Periods.
          ---------   ------------

          Except as otherwise specifically provided, in applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

     ARTICLE VIII - INDEMNIFICATION OF DIRECTORS AND OFFICERS
     ------------   -----------------------------------------

          Section 1.  Right to Indemnification.
          ---------   ------------------------

          Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer, committee member or employee of the Corporation or is or was serving at the request of the Corporation as a Director, officer, committee member or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, committee member or employee or in any other capacity while serving as a Director, officer, committee member or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          Section 2.  Right to Advancement of Expenses.
          ---------   --------------------------------

          The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, officer, committee member or employee and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

          Section 3.  Right of Indemnitee to Bring Suit.
          ---------   ---------------------------------

          If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its members) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its members) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

          Section 4.  Non-Exclusivity of Rights.
          ---------   -------------------------

          The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of members or disinterested Directors or otherwise.

          Section 5.  Insurance.
          ---------   ---------

          The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, committee member or employee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          Section 6.  Indemnification of Agents of the Corporation.
          ---------   --------------------------------------------

          The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.

          Section 7.  Corporation Defense Expenses.
          ---------   ----------------------------

          Any member or member firm who fails to prevail in a lawsuit or any other type of legal proceeding instituted by that member or member firm against the Corporation or any of its officers, Directors, committee members, employees or agents must pay to the Corporation all reasonable expenses, including attorney's fees, incurred by the Corporation in the defense of such proceeding. Any member or member firm required to compensate the Corporation pursuant to this section shall be assessed interest on such amount at the rate of Prime plus 1%, which interest shall accrue from the date such amount was demanded in writing after the member or member firm failed to prevail in a lawsuit or any other type of legal proceeding against the Corporation.

                            ARTICLE IX - AMENDMENTS
                            ----------   ----------

          These Bylaws may be amended in the manner specified in the Certificate of Incorporation and Exhibit A thereto.
                     ---------